Contact:    Laurence Orton     203-573-2153

Chemtura Reports Third Quarter 2011 Financial Results
Continues Trend of Strong Year-Over-Year Improvement
Achieves Third Quarter 2011 Net Sales of $773 million and $0.09 Earnings Per Share

PHILADELPHIA, PA – Nov 1, 2011 – Chemtura Corporation, (NYSE: CHMT) (the “Company,” “Chemtura,” “We,” “Us” and “Our”) today announced financial results for the third quarter ended September 30, 2011.  We also filed our Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2011.  For the third quarter of 2011, Chemtura reported net sales of $773 million and net earnings from continuing operations attributable to Chemtura on a GAAP basis of $9 million, or $0.09 per share.  Net earnings attributable to Chemtura on a managed basis were $21 million, or $0.21 per share.

As previously announced, our Board of Directors (the “Board”) has authorized us to repurchase up to $50 million of our common stock over the next twelve months.  The shares are expected to be repurchased from time to time through open market purchases.  The program, which does not obligate us to repurchase any particular amount of common stock, may be modified or suspended at any time at the Board’s discretion.  The manner, price, number and timing of such repurchases, if any, will be subject to a variety of factors, including market conditions and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Third Quarter 2011 Financial Results

The discussion below includes financial information on both a GAAP and non-GAAP managed basis.  We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of third quarter 2011 financial results on a GAAP basis:

(In millions, except per share data)	Third Quarter
	2011	2010	% change
Net sales	$773	$710	9%
Operating profit	$45	$69	(35)%
Earnings from continuing operations attributable to Chemtura	$9	$12	(25)%
Earnings from continuing operations attributable to Chemtura - per share	$0.09	$0.05	80%

The following is a summary of third quarter 2011 financial results on a managed basis:

(In millions, except per share data)	Third Quarter
	2011	2010	% change
Net sales	$773	$710	9%
Operating profit	$46	$38	21%
Earnings from continuing operations attributable to Chemtura	$21	$21	0%
Earnings from continuing operations attributable to Chemtura - per share	$0.21	$0.09	133%

CEO Remarks

“As announced in our October 18, 2011 press release, we believe that the share repurchase program represents an effective use of our capital and our continued confidence in the long-term growth prospects of Chemtura,” commented Craig A. Rogerson, Chairman, President and CEO of Chemtura.  “It also reflects our confidence in our ability to manage our business and its cash flows through whatever changes in economic conditions we may encounter and the recognition that there may be opportunities where purchases of our common stock offer the ability to deliver superior returns to our shareholders.  We have strong liquidity and no debt maturities until 2015 and, apart from seasonal working capital swings, expect to deliver positive free cash flow in 2012 and beyond.”

Mr. Rogerson observed, “Third quarter net sales and operating profitability showed a year-on-year improvement, despite the uncertain macroeconomic outlook.  Our adjusted EBITDA for the last twelve months increased from $361 million at June 30, 2010 to $374 million at September 30, 2011.”

Mr. Rogerson continued, “Our Great Lakes Solutions business (part of our Industrial Engineered Products segment) experienced reduced demand from Chinese customers due to the influence of local economic policy and industry trends.  The strength of demand from other applications partially offset this impact, but overall, reduced production resulted in lower manufacturing cost absorption.  Nevertheless, the Industrial Engineered Products segment delivered record third quarter net sales and operating profit.  As the third quarter progressed, many industrial customers became more cautious, slowing order volumes, but this did not impede us from demonstrating year-on-year performance improvement.”

Mr. Rogerson concluded, “The third quarter concluded what had been the toughest season in recent years for our Consumer Products segment.  However, we are now laying the foundation for a stronger season in 2012 with new product introductions, recapturing the requirements of the mass market customer we lost for the 2011 season and gaining additional new business in this important channel.  Meanwhile, Chemtura AgroSolutions continued to see the benefit of the recovery in European demand with net sales up 13% year-on-year this quarter.”

Fourth Quarter 2011 Trends

Mr. Rogerson commented, “Our goal remains to deliver year-on-year improvement in the fourth quarter.  Our challenges lie primarily in two areas.  Demand for our flame retardants used in electronics is providing mixed signals.  Orders for products used in TV enclosures and connectors have improved compared to the third quarter while orders from printed wiring board (“PWB”) applications continue to slow.  However, PWB demand is still more than double that in the fourth quarter of 2008.  Fourth quarter performance of our Consumer Products segment relies upon pre-season inventory purchases by our dealers.  Initial feedback suggests they will buy less this year out of caution.  Nevertheless, the performance of our Industrial Engineered Products and Chemtura AgroSolutions segments, as well as Organometallics within Industrial Engineered Products segment, indicates that we have the ability to deliver upon our goal again this quarter.”

Third Quarter 2011 Business Segment Highlights

•
Industrial Performance Products’ net sales increased $21 million or 7% driven principally by higher selling prices of $24 million and $3 million of favorable foreign exchange translation, offset by lower sales volume of $4 million (the net effect of lower net sales by our antioxidants business, partially offset by growth in our petroleum additives business) and a decrease of $2 million due the divestitures of the natural sodium sulfonates and oxidized petrolatum product lines in 2010.  Operating profit increased $4 million reflecting the $24 million increase in selling prices and a $2 million benefit from favorable foreign exchange translation and lower REACh registration costs, partially offset by a $22 million increase in raw material costs.

•
Industrial Engineered Products’ net sales increased $32 million or 17% driven by higher selling prices of $39 million and a $3 million benefit of favorable foreign currency translation, partially offset by a $10 million reduction in sales volume.  Price increases have been implemented in response to substantially higher raw material costs and a significant ongoing investment to ensure a sustainable and reliable supply of bromine and its derivatives.  Operating profit on a managed basis increased $12 million from the third quarter of 2010 primarily due to the $39 million increase in selling prices, partially offset by a $16 million increase in manufacturing costs and by an $11 million increase in raw material costs.  The increase in manufacturing costs compared to the third quarter of 2010 was due to lower production volumes of certain brominated flame retardants together with  high maintenance costs, weather related outages and cost associated with the addition of capacity for our Emerald® 1000 and Emerald® 3000 products at our South Arkansas facility.  On a GAAP basis, operating profit increased $17 million as compared to the same period last year as 2010 was impacted by accelerated depreciation of property, plant and equipment.

•
Consumer Products’ net sales decreased $2 million or 2% due to lower sales volume and lower selling prices, partially offset by the benefit of favorable foreign currency translation.  U.S. sales volume continued to reflect lower demand in the mass market channel where inventories continued to be managed by our customers at lower levels during the third quarter.  Additionally, the European selling season was shortened by unfavorable weather conditions in the region.  Operating profit decreased $8 million primarily due to a $7 million increase in manufacturing costs (primarily due to lower production and production mix changes resulting in lower fixed cost absorption), unfavorable product mix and lower selling prices.  These factors were partially offset by decreased selling, general and administrative and research and development (collectively “SGA&R”) costs.

•
Chemtura AgroSolutions’ net sales increased $12 million or 13% primarily due to increased sales volume.  Sales improved in all regions, except Asia Pacific.  Operating profit on a managed basis increased $2 million due to higher sales volume and lower SGA&R expense.  On a GAAP basis, operating profit increased $5 million as 2010 was impacted by a $3 million unfavorable legal settlement.

•
On a GAAP basis, corporate expenses for the third quarter of 2011 were $28 million compared to $30 million in 2010.  Corporate expenses included amortization expense related to intangibles of $9 million and $10 million for the third quarters of 2011 and 2010, respectively.

Third Quarter 2011 Results - GAAP

•
Net sales for the third quarter of 2011 were $773 million or $63 million higher than 2010.  The increase in net sales was attributable to higher selling prices of $62 million and a $12 million benefit from favorable foreign currency translation, partially offset by decreased sales volume of $9 million and a reduction in net sales of $2 million due to the divestiture of the natural sodium sulfonates and oxidized petrolatum product lines in the third quarter of 2010.  The higher selling prices were achieved by the Industrial Performance Products and Industrial Engineered Products segments during the third quarter of 2011.

•
Gross profit for the third quarter of 2011 was $174 million, an increase of $14 million compared with the third quarter of 2010.  Gross profit as a percentage of net sales remained constant at 23% for the third quarters of 2011 and 2010.  The increase in gross profit was primarily due to $62 million in higher selling prices, a $4 million benefit from favorable currency translation, $3 million in 2010 for non-recurring environmental costs and a $6 million decrease in other costs.  These improvements were partially offset by $34 million in higher raw material costs, $22 million of unfavorable manufacturing costs (in our Industrial Engineered Products and Consumer Products segments), a $3 million increase in distribution costs, and $2 million of lower sales volume and unfavorable product mix.

•
Operating profit for the third quarter of 2011 was $45 million compared with an operating profit of $69 million for the third quarter of 2010.  The decrease of $24 million was primarily due to a $40 million benefit in 2010 for changes in estimates related to expected allowable claims, a $2 million gain on sale of a business in 2010, a $2 million benefit for restructuring activities in 2010 and $3 million of other cost increases, which was offset by a $14 million increase in gross profit, $5 million of accelerated depreciation of property, plant and equipment in 2010, $3 million related to a 2010 legal settlement and a $1 million decrease related to losses on disposal of assets.

•
Included in the computation of operating profit was $6 million of stock compensation expense (including expense related to grants under the emergence incentive plans approved by the Bankruptcy Court) compared with $1 million in the third quarter of 2010.

•
Interest expense of $16 million during the third quarter of 2011 was $19 million lower than the third quarter of 2010.  In 2010, we made a determination that it was probable that obligations for interest on unsecured claims would ultimately be paid based on the estimated claim recoveries reflected in our plan of reorganization filed during the second quarter of 2010 (the “Plan”).  Thus, the decrease from 2010 to 2011 was due to the post-petition interest recorded during the third quarter of 2010 of $21 million, partially offset by increased interest expense in 2011 associated with the Senior Notes and Term Loan secured in August 2010 compared with interest expense on the borrowings in 2010 under the Amended DIP Credit Facility.

•
Other expense, net was $1 million in the third quarter of 2011 compared to other income, net of $8 million for the third quarter of 2010.  The change is primarily the result of net foreign currency gains in 2010.

•
Reorganization items, net of $6 million in the third quarter of 2011 was $27 million lower than the third quarter of 2010.  The expense in both periods primarily comprised professional fees directly associated with the Chapter 11 reorganization and the impact of negotiated claims settlement for which Bankruptcy Court approval has been obtained or requested.  The decrease reflects our emergence from Chapter 11 in November 2010.

•
The income tax provision from continuing operations in the third quarter of 2011 was $13 million compared with an income tax benefit from continuing operations of $2 million in the third quarter of 2010.  The tax provision in the third quarter of 2011 included tax expense of approximately $5 million related to a foreign tax matter dating back to the 1990s.

•
Net earnings from continuing operations attributable to Chemtura for the third quarter of 2011 was $9 million, or $0.09 per share, compared with net earnings from continuing operations attributable to Chemtura of $12 million, or $0.05 per share, for the third quarter of 2010.

•
The loss from sale of discontinued operations for the third quarter of 2010 was $3 million (net of a $1 million tax benefit), or $0.01 per share.  Discontinued operations related to the polyvinyl chloride (“PVC”) additives business, which was sold in April 2010.

Third Quarter 2011 Results - Managed Basis

•
On a managed basis, third quarter 2011 gross profit was $174 million, as compared with $163 million in the same period last year.  Gross profit as a percentage of net sales remained constant at 23%.  The increase in gross profit was due to higher selling prices and the benefit of favorable foreign currency translation, partially offset by higher raw material, manufacturing and distribution costs, decreased sales volume and unfavorable product mix.

•
On a managed basis, third quarter 2011 operating profit was $46 million as compared with $38 million in the same period last year.  The increase in operating profit primarily reflected the increase in gross profit, partially offset by higher SGA&R.

•
Adjusted EBITDA in the third quarter of 2011 was $87 million as compared with $74 million in the third quarter of 2010.  (See the tables attached to this earnings release for a reconciliation of the computation of Adjusted EBITDA.)  The increase in adjusted EBITDA was principally driven by higher gross profit.  Adjusted EBITDA for the last twelve months increased from $320 million at December 31, 2010 to $374 million at September 30, 2011.

•
Earnings from continuing operations before income taxes on a managed basis in the third quarters of 2011 and 2010 exclude pre-tax GAAP charges of $7 million and $23 million, respectively.  These charges are primarily related to accelerated depreciation of property, plant and equipment; facility closures, severance and related costs; gain or loss on the sale of business or assets; changes in estimates related to expected allowable claims; legal settlements; and costs associated with the Chapter 11 reorganization.

•
Chemtura has chosen to apply an estimated tax rate to our managed basis pre-tax income to simplify for investors the comparison of underlying operating performance.  Following our emergence from Chapter 11, we developed an estimated managed basis tax rate of 28% reflecting the expected performance of our core operations in 2011.  The estimated managed basis tax rate reflects (i) the impact of the adjustments made in the preparation of pre-tax managed basis income; (ii) the exclusion of the benefit or charge arising from the creation or release of valuation allowances on U.S. income; and (iii) the utilization of foreign tax credits generated in the current year.  We expect to apply the 28% tax rate in the preparation of our managed basis financial statements throughout 2011 and reevaluate for 2012, or sooner, if significant circumstances warrant.  The 28% managed basis tax rate reflects the benefit of lower international corporate tax rates as compared with the U.S. Federal corporate tax rate as well as the conclusion that we will indefinitely re-invest the majority of the earnings of our foreign subsidiaries in our international operations.

•
Chemtura’s managed basis tax rate of 35% in 2010 represented a standard tax rate for our core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 proceedings.

Cash Flows Details - GAAP

•
Net cash provided by operating activities for the third quarter of 2011 was $161 million as compared with $120 million for the third quarter of 2010.  Both quarters were favorably impacted by the seasonal reduction in working capital.

•	As of September 30, 2011, our accounts receivable balance was $497 million as compared with $496 million as of September 30, 2010 and $615 million as of June 30, 2011.

•	As of September 30, 2011, our inventory balance was $562 million as compared with $533 million at September 30, 2010 and $602 million as of June 30, 2011.

•
Capital expenditures for the third quarter of 2011 were $37 million compared with $24 million in the third quarter of 2010.  Capital expenditures for the nine months ending September 30, 2011 were $92 million compared to $62 million for the nine months ending September 30, 2010.

•	Cash income taxes paid (net of refunds) in the third quarter of 2011 were $2 million compared with $3 million in the third quarter of 2010.

•
Our total debt was $775 million as of September 30, 2011 compared to $846 million as of June 30, 2011.  The decrease is primarily due to a reduction in borrowings under our revolving credit facility.  Cash and cash equivalents increased to $191 million as of September 30, 2011 compared with $143 million as of June 30, 2011.  The decrease in borrowings under our revolving credit facility during the quarter is primarily due to the seasonal reduction in working capital.

•
On October 26, 2011, certain of our European subsidiaries entered into a trade receivables financing facility that permits the sale, on a revolving basis, of certain trade receivables up to a maximum amount outstanding at any time of €68 million.

Third Quarter Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section on our Web site at www.chemtura.com.  We will host a teleconference to review these results at 9:00 a.m. (EDT) on Wednesday, November 2, 2011.  Interested parties are asked to dial in approximately 10 minutes prior to the start time.  The call-in number for U.S. based participants is (877) 494-3128 and for all other participants is (404) 665-9523.  The conference ID code is 10536229.  Replay of the call will be available for thirty days, starting at 10 a.m. (EDT) on Thursday, November 3, 2011.  To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 10536229.  An audio webcast of the call can be accessed via the link below during the time of the call:

http://www.talkpoint.com/viewer/starthere.asp?Pres=136920

Chemtura Corporation, with 2010 sales of $2.8 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products.  Additional information concerning us is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment charges. They also include the computation of Adjusted EBITDA.  In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 28% in 2011 represents a refined estimated tax rate for our core operations to simplify comparison of underlying operating performance used throughout 2011. Our managed basis tax rate of 35% in 2010 represents a uniform tax rate used throughout our bankruptcy period to standardize period over period comparisons.  Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.  While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Our ability to implement our growth strategies in rapidly growing markets;
•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;
•	Declines in general economic conditions;
•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. food and drug administration (the “FDA”) and European Union REACh legislation;
•	The effect of adverse weather conditions;
•	The ability to grow profitability in our Chemtura AgroSolutions segment;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;

•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;
•
Whether we repurchase any of the $50 million in shares of our common stock that our Board of Directors have authorized us to purchase over the next twelve months and the terms on which any such repurchases are made;

•	Our ability to execute upon our long range plan; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net sales	$773	$710	$2,348	$2,080

Cost of goods sold	599	550	1,789	1,587
Gross profit	174	160	559	493
Gross profit %	23%	23%	24%	24%

Selling, general and administrative	84	85	255	232
Depreciation and amortization	35	40	106	134
Research and development	11	11	33	31
Facility closures, severance and related costs	-	(2)	-	1
Gain on sale of business	-	(2)	-	(2)
Impairment charges	-	-	3	-
Changes in estimates related to expected allowable claims	-	(40)	1	33
Equity Income	(1)	(1)	(3)	(3)

Operating profit	45	69	164	67
Interest expense	(16)	(35)	(48)	(164)
Loss on early extinguishment of debt	-	-	-	(13)
Other (expense) income, net	(1)	8	(1)	(2)
Reorganization items, net	(6)	(33)	(19)	(80)

Earnings (loss) from continuing operations before income taxes	22	9	96	(192)
Income tax (provision) benefit	(13)	2	(10)	(14)

Earnings (loss) from continuing operations	9	11	86	(206)
Loss from discontinued operations, net of tax	-	-	-	(1)
Loss on sale of discontinued operations, net of tax	-	(3)	-	(12)

Net earnings (loss)	9	8	86	(219)

Less: Net loss (earnings) attributed to non-controlling interests	-	1	(1)	-

Net earnings (loss) attributable to Chemtura	$9	$9	$85	$(219)

Basic and diluted per share information - attributable to Chemtura:
Earnings (loss) from continuing operations	$0.09	$0.05	$0.85	$(0.85)
Loss from discontinued operations, net of tax	-	-	-	-
Loss on sale of discontinued operations, net of tax	-	(0.01)	-	(0.05)
Net earnings (loss) attributable to Chemtura	$0.09	$0.04	$0.85	$(0.90)

Weighted average shares outstanding - Basic	100.3	242.9	100.2	242.9

Weighted average shares outstanding - Diluted	100.5	242.9	100.4	242.9

Amounts attributable to Chemtura stockholders:
Earnings (loss) from continuing operations	$9	$12	$85	$(206)
Loss from discontinued operations, net of tax	-	-	-	(1)
Loss on sale of discontinued operations, net of tax	-	(3)	-	(12)
Net earnings (loss) attributable to Chemtura	$9	$9	$85	$(219)

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$191	$201
Restricted cash	2	32
Accounts receivable	497	489
Inventories	562	528
Other current assets	131	171
Total current assets	1,383	1,421

NON-CURRENT ASSETS
Property, plant and equipment, net	724	716
Goodwill	175	175
Intangible assets, net	404	429
Non-current restricted cash	-	6
Other assets	195	166

Total Assets	$2,881	$2,913

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$27	$3
Accounts payable	177	191
Accrued expenses	190	281
Income taxes payable	23	14
Total current liabilities	417	489

NON-CURRENT LIABILITIES
Long-term debt	748	748
Pension and post-retirement health care liabilities	421	498
Other liabilities	212	207
Total liabilities	1,798	1,942

STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	4,346	4,305
Accumulated deficit	(2,983)	(3,068)
Accumulated other comprehensive loss	(290)	(276)
Total Chemtura stockholders' equity	1,074	962

Non-controlling interest	9	9
Total stockholders' equity	1,083	971

Total Liabilities and Stockholders' Equity	$2,881	$2,913

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
Increase (decrease) to cash	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$86	$(219)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Gain on sale of business	-	(2)
Loss on sale of discontinued operations, net of tax	-	12
Impairment charges	3	2
Loss on early extinguishment of debt	-	13
Depreciation and amortization	106	134
Stock-based compensation expense	22	1
Reorganization items, net	2	(7)
Changes in estimates related to expected allowable claims	1	33
Contractual post-petition interest expense	-	129
Equity income	(3)	(3)
Changes in assets and liabilities, net	(126)	(52)
Net cash provided by operating activities	91	41

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from divestments	-	26
Payments for acquisitions	(33)	-
Capital expenditures	(92)	(62)
Net cash used in investing activities	(125)	(36)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ABL Facility, net	20	-
Proceeds from Senior Notes	-	452
Proceeds from Term Loan	-	292
Restricted cash from Senior Notes and Term Loan deposited in escrow	-	(758)
Proceeds from Amended DIP Credit Facility	-	299
Payments on DIP Credit Facility	-	(250)
Proceeds from 2007 Credit Facility, net	-	17
Proceeds from other short term borrowings, net	5	-
Payments for debt issuance and refinancing costs	-	(31)
Proceeds from exercise of stock options	1	-
Net cash provided by financing activities	26	21

CASH
Effect of exchange rates on cash and cash equivalents	(2)	1

Change in cash and cash equivalents	(10)	27
Cash and cash equivalents at beginning of period	201	236

Cash and cash equivalents at end of period	$191	$263

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Unaudited)
(In millions)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
NET SALES

Industrial Performance Products	$342	$321	$1,048	$920
Industrial Engineered Products	222	190	675	537
Consumer Products	104	106	335	369
Chemtura AgroSolutions	105	93	290	254
Total net sales	$773	$710	$2,348	$2,080

OPERATING PROFIT

Industrial Performance Products	$31	$27	$100	$90
Industrial Engineered Products	25	8	100	12
Consumer Products	6	14	25	58
Chemtura AgroSolutions	11	6	25	12
Segment operating profit	73	55	250	172

General corporate expense, including amortization	(28)	(30)	(82)	(73)
Facility closures, severance and related costs	-	2	-	(1)
Gain on sale of business	-	2	-	2
Impairment charges	-	-	(3)	-
Changes in estimates related to expected allowable claims	-	40	(1)	(33)
Total operating profit	$45	$69	$164	$67

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Nine Months Ended September 30, 2011 versus 2010
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended September 30,		Nine Months Ended September 30,
		Pre-tax		Pre-tax
		Earnings		Earnings
		(Loss) from		(Loss) from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	Operations

2010	$710	$9	$2,080	$(192)

2010 Environmental reserves	-	3	-	3
2010 Legal Settlement	-	3	-	3
2010 Loss on disposal of assets	-	2	-	2
2010 Accelerated depreciation of property, plant and equipment	-	5	-	26
2010 Facility closures, severance and related costs	-	(2)	-	1
2010 Gain on sale of business	-	(2)	-	(2)
2010 Changes in estimates related to expected allowable claims	-	(40)	-	33
2010 Post-petition interest expense on allowable claims	-	21	-	129
2010 Loss on early extinguishment of debt	-	-	-	13
2010 Reorganization items, net	-	33	-	80
	710	32	2,080	96

Changes in selling prices	62	62	157	157
Unit volume and mix	(9)	(2)	89	29
Foreign currency impact - operating profit (loss)	12	4	35	10
Divestitures	(2)	-	(13)	(3)
Higher raw materials and energy costs	-	(34)	-	(88)
Manufacturing cost impacts	-	(22)	-	(29)
Higher distribution costs	-	(3)	-	(11)
Lower REACh costs	-	2	-	2
Changes in SGA&R, excluding foreign exchange impact	-	(2)	-	(26)
Lower depreciation and amortization expense	-	-	-	3
Higher interest expense	-	(2)	-	(13)
Foreign currency impact - other (expense) income, net	-	(7)	-	4
Other	-	1	-	(11)
	773	29	2,348	120

2011 Accelerated recognization of asset retirement obligations	-	-	-	1
2011 Loss on disposal of assets	-	(1)	-	(1)
2011 Accelerated depreciation of property, plant and equipment	-	-	-	(1)
2011 Impairment charges	-	-	-	(3)
2011 Changes in estimates related to expected allowable claims	-	-	-	(1)
2011 Reorganization items, net	-	(6)	-	(19)

2011	$773	$22	$2,348	$96

CHEMTURA CORPORATION
 GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
 (In millions, except per share data)

	Quarter Ended September 30, 2011			Quarter Ended September 30, 2010
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$773	$-	$773	$710	$-	$710

Cost of goods sold	599	-	599	550	(3)	547
Gross profit	174	-	174	160	3	163
Gross profit %	23%		23%	23%		23%

Selling, general and administrative	84	(1)	83	85	(5)	80
Depreciation and amortization	35	-	35	40	(5)	35
Research and development	11	-	11	11	-	11
Facility closures, severance and related costs	-	-	-	(2)	2	-
Gain on sale of business	-	-	-	(2)	2	-
Changes in estimates related to expected allowable claims	-	-	-	(40)	40	-
Equity Income	(1)	-	(1)	(1)	-	(1)

Operating profit	45	1	46	69	(31)	38
Interest expense	(16)	-	(16)	(35)	21	(14)
Other (expense) income, net	(1)	-	(1)	8	-	8
Reorganization items, net	(6)	6	-	(33)	33	-

Earnings from continuing operations before income taxes	22	7	29	9	23	32
Income tax (provision) benefit	(13)	5	(8)	2	(14)	(12)

Earnings from continuing operations	9	12	21	11	9	20
Loss on sale of discontinued operations, net of tax	-	-	-	(3)	3	-

Net earnings	9	12	21	8	12	20

Less: Net earnings attributable to non-controlling interests	-	-	-	1	-	1

Net earnings (loss) attributable to Chemtura	$9	$12	$21	$9	$12	$21

Basic and diluted per share information - attributable to Chemtura:
Earnings from continuing operations	$0.09		$0.21	$0.05		$0.09
Loss on sale of discontinued operations, net of tax	-		-	(0.01)		-
Net earnings attributable to Chemtura	$0.09		$0.21	$0.04		$0.09

Weighted average shares outstanding - Basic	100.3		100.3	242.9		242.9

Weighted average shares outstanding - Diluted	100.5		100.5	242.9		242.9

Managed Basis Adjustments consist of the following:

Environmental reserves		-			3
Legal settlement		-			3
Loss on disposal of assets		1			2
Accelerated depreciation of property, plant and equipment		-			5
Facility closures, severance and related costs		-			(2)
Gain on sale of business		-			(2)
Changes in estimates related to expected allowable claims		-			(40)
Post-petition interest expense on allowable claims		-			21
Reorganization items, net		6			33
Pre-tax		7			23

Adjustment to apply a Managed Basis effective tax rate		5			(14)
After-tax		12			9
Loss on sale of discontinued operations, net of tax		-			3
		$12			$12

Adjusted EBITDA consists of the following:

Operating profit - GAAP			$45			$69
Accelerated recognition of asset retirement obligations			-			-
Environmental reserves			-			3
Legal settlement			-			3
Loss on disposal of assets			1			2
Accelerated depreciation of property, plant and equipment			-			5
Facility closures, severance and related costs			-			(2)
Gain on sale of business			-			(2)
Changes in estimates related to expected allowable claims			-			(40)
Operating profit - Managed Basis			46			38

Depreciation and amortization - Managed Basis			35			35
Non-cash stock-based compensation expense			6			1

Adjusted EBITDA			$87			$74

CHEMTURA CORPORATION
 GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
 (In millions, except per share data)

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$2,348	$-	$2,348	$2,080	$-	$2,080

Cost of goods sold	1,789	1	1,790	1,587	(3)	1,584
Gross profit	559	(1)	558	493	3	496
Gross profit %	24%		24%	24%		24%

Selling, general and administrative	255	(1)	254	232	(5)	227
Depreciation and amortization	106	(1)	105	134	(26)	108
Research and development	33	-	33	31	-	31
Facility closures, severance and related costs	-	-	-	1	(1)	-
Gain on sale of business	-	-	-	(2)	2	-
Impairment charges	3	(3)	-	-	-	-
Changes in estimates related to expected allowable claims	1	(1)	-	33	(33)	-
Equity income	(3)	-	(3)	(3)	-	(3)

Operating profit	164	5	169	67	66	133
Interest expense	(48)	-	(48)	(164)	129	(35)
Loss on early extinguishment of debt	-	-	-	(13)	13	-
Other expense, net	(1)	-	(1)	(2)	-	(2)
Reorganization items, net	(19)	19	-	(80)	80	-

Earnings (loss) from continuing operations before income taxes	96	24	120	(192)	288	96
Income tax (provision)	(10)	(23)	(33)	(14)	(20)	(34)

Earnings (loss) from continuing operations	86	1	87	(206)	268	62
Loss from discontinued operations, net of tax	-	-	-	(1)	1	-
Loss on sale of discontinued operations, net of tax	-	-	-	(12)	12	-

Net earnings (loss)	86	1	87	(219)	281	62

Less: Net earnings attributed to non-controlling interest	(1)	-	(1)	-	-	-

Net earnings (loss) attributable to Chemtura	$85	$1	$86	$(219)	$281	$62

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations	$0.85		$0.86	$(0.85)		$0.25
Loss from discontinued operations, net of tax	-		-	-		-
Loss on sale of discontinued operations, net of tax	-		-	(0.05)		-
Net earnings (loss) attributable to Chemtura Corporation	$0.85		$0.86	$(0.90)		$0.25

Weighted average shares outstanding - Basic	100.2		100.2	242.9		242.9

Weighted average shares outstanding - Diluted	100.4		100.4	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(1)			$-
Environmental reserves		-			3
Legal settlement		-			3
Loss on disposal of assets		1			2
Accelerated depreciation of property, plant and equipment		1			26
Facility closures, severance and related costs		-			1
Gain on sale of business		-			(2)
Impairment charges		3			-
Changes in estimates related to expected allowable claims		1			33
Post-petition interest expense on allowable claims		-			129
Loss on early extinguishment of debt		-			13
Reorganization items, net		19			80
Pre-tax		24			288

Adjustment to apply a Managed Basis effective tax rate		(23)			(20)
After-tax		1			268
Loss from discontinued operations, net of tax		-			1
Loss on sale of discontinued operations, net of tax		-			12
		$1			$281
Adjusted EBITDA consists of the following:

Operating profit - GAAP			$164			$67
Accelerated recognition of asset retirement obligations			(1)			-
Environmental reserves			-			3
Legal settlement			-			3
Loss on disposal of assets			1			2
Accelerated depreciation of property, plant and equipment			1			26
Facility closures, severance and related costs			-			1
Gain on sale of business			-			(2)
Impairment charges			3			-
Changes in estimates related to expected allowable claims			1			33
Operating profit - Managed Basis			169			133

Depreciation and amortization - Managed Basis			105			108
Non-cash stock-based compensation expense			22			1

Adjusted EBITDA			$296			$242

CHEMTURA CORPORATION
 GAAP and Managed Basis Segment Sales and Operating Profit (Loss) (Unaudited)
 (In millions of dollars)

	Quarter Ended September 30, 2011			Quarter Ended September 30, 2010
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$342	$-	$342	$321	$-	$321
Industrial Engineered Products	222	-	222	190	-	190
Consumer Products	104	-	104	106	-	106
Chemtura AgroSolutions	105	-	105	93	-	93
Total net sales	$773	$-	$773	$710	$-	$710

OPERATING PROFIT (LOSS)

Industrial Performance Products	$31	$-	$31	$27	$-	$27
Industrial Engineered Products	25	-	25	8	5	13
Consumer Products	6	-	6	14	-	14
Chemtura AgroSolutions	11	-	11	6	3	9
Segment operating profit	73	-	73	55	8	63

General corporate expense, including amortization	(28)	1	(27)	(30)	5	(25)
Facility closures, severance and related costs	-	-	-	2	(2)	-
Gain on sale of business	-	-	-	2	(2)	-
Impairment charges	-	-	-	-	-	-
Changes in estimates related to expected allowable claims	-	-	-	40	(40)	-
Total operating profit	$45	$1	$46	$69	$(31)	$38

Managed Basis Adjustments consist of the following:

Environmental reserves		-			3
Legal settlement		-			3
Loss on disposal of assets		1			2
Accelerated depreciation of property, plant and equipment		-			5
Facility closures, severance and related costs		-			(2)
Gain on sale of business		-			(2)
Changes in estimates related to expected allowable claims		-			(40)
		$1			$(31)

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$10	$-	$10	$8	$-	$8
Industrial Engineered Products	10	-	10	17	(5)	12
Consumer Products	2	-	2	2	-	2
Chemtura AgroSolutions	2	-	2	2	-	2
General corporate expense	11	-	11	11	-	11

Total depreciation and amortization	$35	$-	$35	$40	$(5)	$35

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$1			$-
Industrial Engineered Products			1			-
Consumer Products			-			-
Chemtura AgroSolutions			-			-
General corporate expense			4			1

Total non-cash stock-based compensation expense			$6			$1

Adjusted EBITDA by Segment:

Industrial Performance Products			$42			$35
Industrial Engineered Products			36			25
Consumer Products			8			16
Chemtura AgroSolutions			13			11
General corporate expense			(12)			(13)

Adjusted EBITDA			$87			$74

CHEMTURA CORPORATION
 GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
 (In millions of dollars)

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustment	Managed Basis	Historical	Adjustment	Managed Basis

NET SALES
Industrial Performance Products	$1,048	$-	$1,048	$920	$-	$920
Industrial Engineered Products	675	-	675	537	-	537
Consumer Products	335	-	335	369	-	369
Chemtura AgroSolutions	290	-	290	254	-	254
Total net sales	$2,348	$-	$2,348	$2,080	$-	$2,080

OPERATING PROFIT (LOSS)

Industrial Performance Products	$100	$-	$100	$90	$-	$90
Industrial Engineered Products	100	-	100	12	25	37
Consumer Products	25	-	25	58	1	59
Chemtura AgroSolutions	25	-	25	12	3	15
Segment operating profit	250	-	250	172	29	201

General corporate expense, including amortization	(82)	1	(81)	(73)	5	(68)
Facility closures, severance and related costs	-	-	-	(1)	1	-
Gain on sale of business	-	-	-	2	(2)
Impairment charges	(3)	3	-	-	-	-
Changes in estimates related to expected allowable claims	(1)	1	-	(33)	33	-
Total operating profit	$164	$5	$169	$67	$66	$133

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$(1)			$-
Environmental reserves		-			3
Legal settlement		-			3
Loss on disposal of assets		1			2
Accelerated depreciation of property, plant and equipment		1			26
Facility closures, severance and related costs		-			1
Gain on sale of business		-			(2)
Impairment charges		3			-
Changes in estimates related to expected allowable claims		1			33
		$5			$66

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$28	$-	$28	$26	$-	$26
Industrial Engineered Products	32	(1)	31	62	(23)	39
Consumer Products	7	-	7	8	(2)	6
Chemtura AgroSolutions	7	-	7	6	-	6
General corporate expense	32	-	32	32	(1)	31

Total depreciation and amortization	$106	$(1)	$105	$134	$(26)	$108

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$3			$-
Industrial Engineered Products			2			-
Consumer Products			1			-
Chemtura AgroSolutions			1			-
General corporate expense			15			1

Total non-cash stock-based compensation expense			$22			$1

Adjusted EBITDA by Segment:

Industrial Performance Products			$131			$116
Industrial Engineered Products			133			76
Consumer Products			33			65
Chemtura AgroSolutions			33			21
General corporate expense			(34)			(36)

Adjusted EBITDA			$296			$242